UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
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Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Blvd., Suite 400
Los Angeles, California 90025
(Address of principal executive offices)

Registrant’s telephone number, including area code: (424) 208-8100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 27, 2020, Pacific Oak Strategic Opportunity REIT, Inc., a Maryland corporation (the “Company,” “we” or “us”), issued 3,411,737 restricted shares of its common stock (the “Restricted Shares”) to its former external advisor, KBS Capital Advisors LLC (“KBS”) pursuant to a Restricted Stock Agreement, dated as of March 27, 2020 (the “Agreement”). Under the Agreement, the Restricted Shares are nonvested and forfeitable until the earliest of: (i) November 1, 2021 or (ii) immediately before and contingent upon the occurrence of a Change in Control (as defined in the Agreement) of the Company. The Restricted Shares will be forfeited prior to vesting if KBS fails to honor certain non-compete, voting, and other requirements set forth in the Agreement.

Non-vested Restricted Shares are not be eligible for redemption by the Company under any circumstances unless approved by its board of directors (the “Board”). Within 60 days from vesting of the Restricted Shares, the Company will redeem 50% of the vested Restricted Shares, with the amount of the cash payment per share determined based on the then most recent Board-approved net asset value of the shares (which must not be more than six months old). Any vested Restricted Shares that are not required to be redeemed in accordance with the preceding sentence are referred to herein as the “Retained Vested Shares.” Retained Vested Shares are not eligible for redemption under the Company’s share redemption program unless the Company has satisfied all outstanding redemption requests from other stockholders, provided that (a) this restriction may be waived in certain situations, such as upon a change of control of the Company, as determined by the Conflicts Committee of the Board and (b) notwithstanding the foregoing, within 60 days after November 1, 2024, the Company will be required to redeem any remaining outstanding Retained Vested Shares, separate and outside of any general stockholder share redemption program, at the then most recent Board-approved net asset value per share (which must not be more than six months old), provided that such outstanding shares are owned or controlled by Charles J. Schreiber, Jr. or the estate of Peter M. Bren, and provided further that pursuant to this clause (b) the Company shall only be required to redeem that number Retained Vested Shares which, when added to any previously redeemed Retained Vested Shares owned or controlled by Charles J. Schreiber, Jr. or the estate of Peter M. Bren, does not exceed two-thirds of the total number of Retained Vested Shares.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The issuance of 3,411,737 Restricted Shares to KBS on March 27, 2020 was unregistered and exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2). The Restricted Shares were issued as part of a negotiated payment of a subordinated performance fee due upon termination due to KBS, rather than for cash consideration.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

Dated: April 1, 2020	BY:	/s/ Michael A. Bender
Michael A. Bender
Chief Financial Officer, Treasurer and Secretary